As filed with the Securities and Exchange Commission on October 8, 1998
                                                      Registration No. 333-56589

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*
                                    --------

                                 CITIGROUP INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    52-1568099
(State or other jurisdiction                       (I.R.S. employer
of incorporation or organization)                 identification no.)
                                    --------

           399 Park Avenue                               10043
            New York, NY                               (Zip Code)
(Address of principal executive offices)


                       Citicorp 1988 Stock Incentive Plan
                       Citicorp 1997 Stock Incentive Plan
                        Citicorp 1994 Stock Purchase Plan
                 Citicorp Executive Incentive Compensation Plan
                         Citibank Savings Incentive Plan
                            (Full title of the plan)


                               Stephanie B. Mudick
                         General Counsel - Corporate Law
                                 Citigroup Inc.
                              153 East 53rd Street
                               New York, NY 10043
                    (Name and address of agent for service)

                                 (212) 559-1000
                       (Telephone number, including area
                          code, for agent for service)


                                    ---------


                         CALCULATION OF REGISTRATION FEE


Title of securities to       Amount to be         Proposed maximum        Proposed maximum           Amount of
     be registered            registered         offering price per      aggregate offering      registration fee
                                                        share                   price
------------------------ ---------------------- ---------------------- ------------------------ --------------------

Common Stock, $.01 par
value per share              45,754,813(1)            $61.25(2)        $2,802,482,296                 $ 0 (2)

------------------------ ---------------------- ---------------------- ------------------------ --------------------

(1) The number of shares to be registered is based upon an estimate of the maximum number of shares of common stock, par value $1.00 per share, of Citicorp ("Citicorp Common Stock") that were outstanding or issuable under the Plans (as herein defined) or otherwise expected to be issued on or before the Effective Time of the Merger (as described in the Explanatory
      Note) multiplied by the exchange ratio of 2.5 shares of common stock, par value $.01 per share of the Registrant.

(2) The proposed maximum offering price was calculated and the fee was previously paid in connection with the Registrant's Registration Statement on Form S-4 (No. 333-56589), declared effective on June 11, 1998.

*Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein - see "Explanatory Note".

                                EXPLANATORY NOTE


      Citigroup Inc. ("Citigroup") (formerly Travelers Group Inc.), hereby amends its Registration Statement on Form S-4 (No. 333-56589), declared effective on June 11, 1998 (the "S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 45,754,813 shares of common stock, $.01 par value per share, of Citigroup ("Citigroup Common Stock"), issuable pursuant to the provisions of the Citicorp 1988 Stock Incentive Plan (the "1988 Stock
Incentive  Plan"),  the  Citicorp  1997 Stock  Incentive  Plan (the "1997  Stock
Incentive Plan"), the Citicorp 1994 Stock Purchase Plan (the "Stock Purchase Plan") and the Citicorp Executive Incentive Compensation Plan (the "Executive Incentive Compensation Plan"), all of which have been assumed by Citigroup pursuant to the Merger Agreement defined and described below, and the Citibank Savings Incentive Plan (the "Savings Incentive Plan") (collectively the "Plans").

      Pursuant to the Agreement and Plan of Merger dated as of April 5, 1998, between Citicorp and Travelers Group Inc. ("Travelers"), as amended by a certain letter agreement dated June 8, 1998 among Citicorp, Travelers and Citi Merger Sub Inc. ("Citi Merger Sub"), and the transactions contemplated thereby, (i) Citicorp merged with and into Citi Merger Sub (the "Merger"), with Citi Merger Sub continuing as the surviving corporation and changing its name to Citicorp;
(ii) Travelers changed its name to Citigroup Inc. (iii) each share of common stock, par value $1.00 per share of Citicorp (the "Citicorp Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger (the "Effective Time") was converted into the right to receive 2.5 shares of Citigroup Common Stock; and (iv) at the Effective Time, Citigroup assumed all outstanding obligations to issue Citicorp Common Stock under the Plans.

      This Post-Effective Amendment relates to an aggregate amount of up to 45,754,813 shares of Citigroup Common Stock issuable pursuant to the Plans (the "Plan Shares"). When the S-4 was filed, Citigroup registered 1,174,986,185 shares of Citigroup Common Stock, which included the Plan Shares that were reserved and were expected to be issued under the Plans on or before the Effective Time of the Merger.

      The designation of this Post-Effective Amendment No. 1 as Registration No. 333-56589 denotes that this Post-Effective Amendment relates only to the Plan Shares and that this is the first Post-Effective Amendment to the S-4 filed with respect to the Plan Shares.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The  following   documents  are  hereby   incorporated   by  reference  in  this
Registration Statement:

      (a) The Annual Report on Form 10-K filed by Travelers Group Inc. (the former name of Citigroup Inc.) (the "Registrant") for the fiscal year ended December 31, 1997, as amended.

      (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under the Exchange Act, as updated by the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form S-4 dated June 11, 1998 (File No. 333-56589), and any amendment or report filed for the purpose of further updating such description.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Other subsections of Section 145 further provide that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section 4 of
Article IV of the Registrant's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Registrant or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Registrant's By-Laws.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index attached hereto.

Item 9.  Undertakings.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 to the Registration Statement (No. 333-56589) on Form S-4 (the "Form S-4") and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 8th day of October 1998.



                                              Citigroup Inc.
                                              (Registrant)

                                              By /s/ James Dimon
                                                 ---------------
                                                 James Dimon,
                                                 President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment on Form S-8 to the Form S-4 has been signed below by the following persons in the capacities indicated on this 8th day of October, 1998.


             Signature                                  Capacity
             ---------                                  --------

                                            Chairman of the Board, Co-Chief
         /s/ John S. Reed                   Executive Officer (Principal
         ----------------------             Executive Officer) and Director
         John S. Reed
                                            Chairman of the Board, Co-Chief
         /s/ Sanford I. Weill               Executive Officer (Principal
         ----------------------             Executive Officer) and Director
         Sanford I. Weill

                                            Executive Vice President and
         /s/ Heidi G. Miller                Chief Financial Officer
         ----------------------             (Principal Financial Officer)
         Heidi G. Miller

                                            Executive Vice President and Chief
         /s/ Irwin R. Ettinger              Accounting Officer (Principal
         ----------------------             Accounting Officer)
         Irwin R. Ettinger



         ----------------------             Director
         C. Michael Armstrong

                  *
         ----------------------             Director
         Judith Arron


                  *
         ----------------------             Director
         Alain J. P. Belda


                  *
         ----------------------             Director
         Kenneth J. Bialkin


                  *
         ----------------------             Director
         Kenneth T. Derr


                  *
         ----------------------             Director
         John M. Deutch


                  *
         ----------------------             Director
         Ann Dibble Jordan


                  *
         ----------------------             Director
         Reuben Mark


                  *
         ----------------------             Director
         Michael T. Masin


                  *
         ----------------------             Director
         Dudley C. Mecum


                  *
         ----------------------             Director
         Richard D. Parsons


                  *
         ----------------------             Director
         Andrall E. Pearson

                  *
         ----------------------             Director
         Robert B. Shapiro


                  *
         ----------------------             Director
         Franklin A. Thomas


                  *
         ----------------------             Director
         Edgar S. Woolard


                  *
         ----------------------             Director
         Arthur Zankel



*By:   /s/ James Dimon
       -------------------------
       James Dimon, as
       Attorney-in-fact under the
       Powers of Attorney filed
       as Exhibit 24 hereto.

                                 EXHIBIT INDEX

Exhibit
Number            Description of Document

5                 Opinion of Stephanie B. Mudick,
                  with respect to the legality of the securities being registered

23.1              Consent of Stephanie B. Mudick
                  (included in the opinion filed as Exhibit 5)

23.2              Consent of KPMG Peat Marwick LLP

23.3              Consent of KPMG Peat Marwick LLP

23.4              Consent of Arthur Andersen LLP

24                Powers of Attorney of certain directors of the Registrant.